Exhibit 21.1
LOGITECH INTERNATIONAL S.A.
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
AMERICAS
Logitech Argentina S.R.L.	Argentina
Logitech Do Brasil Comercio de Acessorios de Informatica Ltda.	Brazil
Logitech Canada Inc.	Canada
Logitech de Mexico S.A. de C.V.	Mexico
Logitech Inc.	United States of America
Logitech Latin America Inc.	United States of America

EMEA
Logitech Czech Republic s.r.o.	Czech Republic
Logitech Denmark ApS	Denmark
LoupeDeck Oy	Finland
SAS Logitech France	France
Logitech GmbH	Germany
Type Software UG	Germany
Logitech Ireland Services Limited	Ireland
Logitech Italia S.R.L.	Italy
Logitech Benelux B.V.	Netherlands
Logitech Norway AS	Norway
Logitech Poland Spolka z Ograniczona Odpowiedzialnoscia	Poland
Limited Liability Company “Logitech”	Russia
Logi Peripherals Technologies (South Africa) (Pty) Ltd.	South Africa
Logitech Espana BCN S.L.	Spain
Logitech Nordic AB	Sweden
Meetio AB	Sweden
Meetio Holding AB	Sweden
Labtec Europe SA	Switzerland
Logitech (Streaming Media) SA	Switzerland
Logitech Europe S.A.	Switzerland
Logitech S.A.	Switzerland
Airica AG	Switzerland
Logitech Schweiz AG	Switzerland
Logitech Services SA	Switzerland
Logitech Turkey Computer Marketing Services LLC	Turkey
Limited Liability Company "Logitech Ukraine"	Ukraine
Logitech Middle East FZ-LLC	United Arab Emirates
Logitech U.K. Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
ASIA PACIFIC
Logitech Australia Computer Peripherals Pty, Limited	Australia
Logitech (China) Technology Company Limited	China
Logitech Technology (Shenzhen) Consulting Company Limited	China
Logitech Technology (Suzhou) Company Limited	China
Logitech Asia Logistics Limited	Hong Kong
Logitech Asia Pacific Limited	Hong Kong
Logitech Hong Kong Limited	Hong Kong
Logitech Electronic (India) Private Limited	India
Logitech Engineering & Designs India Private Limited	India
LogiCool Co., Ltd	Japan
Logitech Korea Ltd	Korea
Logi Computer Peripherals (Malaysia) Sdn. Bhd	Malaysia
Logitech New Zealand Co., Limited	New Zealand
Logitech Philippines Inc.	Philippines
Logitech Service Asia Pacific Pte Ltd	Singapore
Logitech Singapore Pte Ltd	Singapore
Logitech Far East Limited	Taiwan
Logitech Vietnam Company Limited	Vietnam